                                 Exhibit 10(c)

                        Executive Severance Agreements.

                             RESIGNATION AGREEMENT
                             ---------------------

         This Resignation Agreement (this "Agreement") by and between Maytag Corporation, a Delaware corporation (the "Company") and Lloyd D. Ward (the "Executive"), is dated as of December 27, 2000 (the "Execution Date").

         WHEREAS, the Executive has been employed by the Company as its Chief Executive Officer; and

         WHEREAS, the Company and the Executive have agreed that it is in the best interest of the Company and the Executive for the Executive to resign, and they wish to set forth their mutual agreement as to the terms and conditions of such resignation;

         NOW, THEREFORE, the Company and the Executive hereby agree as follows:

          1.   Resignation.  Effective as of November 8, 2000 (the "Resignation
               -----------
Date"), the Executive has resigned from his employment with the Company, from his position as a member and Chairman of the Board of Directors of the Company, and from all other positions the Executive then held as an officer or member of the board of directors of any of the Company's subsidiaries or affiliates (the Company and all of its subsidiaries and affiliates are hereinafter referred to as the "Affiliated Entities").

          2.   Severance Payments and Benefits.  (a)  On the Revocation Date
               -------------------------------
(as defined in Section 7, and for purposes of this Section 2 referred to as the "Payment Date"), the Company shall pay to the Executive a lump sum in cash of $1,742,500 consisting of the following (which is solely for explanation and not in limitation or expansion of the obligation to pay such amount): (i) $62,500, which represents the balance of the Executive's unpaid base salary for the year ending December 31, 2000 at the rate of $750,000 per annum (the "Annual Base Salary Rate"); (ii) the Executive's base salary for the two years ending December 31, 2002 at the Annual Base Salary Rate; and (iii) $180,000, which represents the good-faith estimate by the Compensation Committee of the Board of Directors of the annual bonus for the year 2000 that the Executive would have received, if he had remained employed through December 31, 2000.
Notwithstanding the foregoing, the Executive shall forfeit all rights under the preceding sentence if he violates any of the covenants set forth in Section 6 hereof (the "Covenants").

               (b) Until the first to occur of December 31, 2002 or the Executive's death, the Company shall continue to provide the Executive and his eligible dependents with medical, dental, vision and life insurance benefits on the same terms and conditions as other employees of the Company, as in effect from time to time, as if he had remained employed during that period, subject to his payment of such employee contributions, copayments and similar charges as apply to employees generally; provided, that such continued benefits shall terminate to the extent the Executive becomes eligible for the same type of benefits (i.e., medical, dental, vision and/or life insurance benefits) from
          ----
another employer. Notwithstanding the foregoing, the Executive shall forfeit all rights under the preceding sentence if he violates any of the Covenants. The period for the required continuation coverage under Section 601 et seq. of the
                                                                ------
Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the

Internal Revenue Code of 1986, as amended (known as "COBRA" benefits), shall be considered to begin on the Resignation Date.

               (c) On the Payment Date the Company shall pay to the Executive a lump sum in cash equal to the value, on the Execution Date, of the Executive's account under the Company's Deferred Compensation Plan, which payment shall be in satisfaction of any of the Executive's rights under the Company's Deferred Compensation Plan. In addition, the Executive shall be entitled to receive his vested benefits under the Company Employees Salary Savings Plan and Employee Stock Ownership Plan, in accordance with the terms thereof.

               (d) Until December 31, 2002, the Company shall provide the Executive with financial planning benefits in accordance with the terms of the Company program in which the Executive participated immediately before the Resignation Date.

               (e) The Company shall provide the Executive with tax return preparation services for tax year 2000 in accordance with the terms of the Company program in which the Executive participated immediately before the Resignation Date; provided, that in no event shall the cost of such services exceed $2,000.

               (f) The Company agrees to pay as incurred (within 10 days following the Company's receipt of an invoice from the Executive), all legal fees and expenses that the Executive incurs in connection with entering into this Agreement; provided, that in no event shall the Company pay any such legal fees and expenses in excess of $40,000.

               (g) The Company agrees to provide the Executive with an office and secretarial support services at a location selected by the Executive and not on the Company's premises for six months following the Resignation Date or such lesser period as the Executive may require; provided, that in no event shall the cost of such office and secretarial support exceed $50,000.

               (h) The Executive shall retain his laptop computer; provided, that the Company shall arrange for removal from the hard drive of said computer any of its proprietary software and confidential and proprietary information.

          3.   Equity and Performance Awards.  Exhibit A hereto sets forth a
               -----------------------------
complete list of all of the Executive's currently outstanding stock options, restricted stock, restricted stock units and performance incentive awards (collectively, the "Equity and Performance Awards") under the 1992 Stock Option Plan for Employees and Key Executives (the "1992 Plan"), the 1996 Employee Stock Incentive Plan (the "1996 Plan") and the Performance Incentive Award Plan. Notwithstanding any provision contained in the applicable agreement governing any Equity and Performance Award (an "Award Agreement"), the Equity and Performance Awards shall be treated as set forth in this Section 3, and the applicable Award Agreements are hereby amended to the extent necessary to implement this Section 3. The stock options listed as item 1 on Exhibit A shall remain exercisable through the close of business on February 8, 2001, and shall then expire to the extent not previously exercised. The stock options listed as items 2, 3, 4, 5a, 6a, 6b, 6c, 7a, 7b, 7c and 8 of Exhibit A shall vest in full (to the extent not previously vested) on the Revocation Date (as defined in Section 7), and shall remain exercisable until December 31, 2002. With respect to options listed as items 1, 2 and 3 of Exhibit A, the Company shall pay or reimburse the Executive for all brokerage commissions incurred by the Executive in connection with any broker cashless exercise thereof. The restricted stock and restricted stock units listed as item 9 on Exhibit A shall vest and be settled in cash on the Payment Date, based on their fair market value on the Execution Date, at the maximum level of 10,403 shares and units (collectively). All other Equity and Performance Awards shall be forfeited as of the Resignation Date.

          4.   Mutual Nondisparagement.  (a)  The Executive shall not make,
               -----------------------
participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize, disparage, or defame the goodwill or reputation of, or which are intended to embarrass or adversely affect the morale of, any of the Affiliated Entities or any of their respective present, former or future directors, officers, executives, employees and/or shareholders. The Executive further agrees not to make any negative statements, written or oral, relating to his employment, the termination of his employment, or any aspect of the business of the Affiliated Entities.

               (b) The Company and the Company's executive officers shall not make, participate in the making of, or encourage any employees or any other person to make, any statements, written or oral, which criticize, disparage, or defame the reputation of, or which are intended to embarrass, the Executive. The Company and the Company's executive officers shall not make any negative statements, written or oral, relating to the Executive's employment or the termination of his employment. Notwithstanding the foregoing, nothing in this
Section 4(b) shall prohibit any of the Company's executive officers nor any member of the Company's Board of Directors from making non-public statements to one another in the course of carrying out their duties as such.

               (c) Notwithstanding the foregoing, nothing in this Section 4 shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction, or as otherwise may be required by law or legal process.

          5.   Mutual Confidentiality. The existence of and terms and conditions
               ----------------------
of this Agreement shall be held confidential by the parties hereto, except for disclosure (i) by the Company as may be required by applicable securities laws, as determined by the Company upon the advice of counsel, (ii) by the Executive to his legal and financial advisors and his spouse, each of whom shall be instructed by the Executive to maintain the terms of this Agreement in strict confidence in accordance with the terms hereof, (iii) by either party if required by order of a court or other body having jurisdiction over such matter, and (iv) by either party with the written consent of the other. In addition, the Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Affiliated Entities and their respective businesses that he has obtained during his employment by the Company and the other Affiliated Entities that is not public knowledge (other than as a result of the Executive's violation of this Section
5) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time, except with the prior written consent of the Company or as otherwise required by law or legal process.

          6.   The Executive's Covenants. (a) The Executive shall make himself
               -------------------------
available to the Company following the Resignation Date to assist the Affiliated Entities, as may be requested by the Company at mutually convenient times and places, with respect to pending and future litigations, arbitrations, governmental investigations or other dispute resolutions relating to matters that arose during the Executive's employment with the Company. The

Company will reimburse the Executive for all reasonable expenses and costs he may incur as a result of providing assistance under this Section 6(a), upon receipt of proper documentation thereof.

               (b)  Non-Solicitation of Employees.  Until December 31, 2002, the
                    -----------------------------
Executive shall not solicit or encourage any officer, employee or consultant of any of the Affiliated Entities to leave the employ of any of the Affiliated Entities; provided, that advertising a position in public media shall not be deemed to violate the foregoing.

               (c)  Remedies. The Executive acknowledges and agrees that because
                    --------
of the nature of the business in which the Company and the other Affiliated Entities are engaged and because of the nature of the Confidential Information to which the Executive has had access during his employment, it would be impractical and excessively difficult to determine the actual damages of the Company and the other Affiliated Entities in the event the Executive breached any of the covenants of Sections 5 and 6(b), and remedies at law (such as monetary damages) for any breach of the Executive's obligations under Sections 5 and 6(b) would be inadequate. The Company acknowledges and agrees that it would be impractical and excessively difficult to determine the actual damages of the Executive in the event the Company breached any breach of the covenants of Sections 4 and 5, and remedies at law (such as monetary damages) for any breach of the Company's obligations under Sections 4 and 5 would be inadequate. The parties therefore agree and consent that if either of them commits any such breach or threatens to commit any such breach, the other party shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of Sections 4, 5 and 6(b) that is finally determined to be unenforceable, the Executive and the Company hereby agree that this Agreement or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the covenants of Sections 4, 5 and 6(b) is determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

          7.   Release. General Release; Time to Consider and Cancel the
               -------  ------------------------------------------------
Agreement; Age Discrimination in Employment Act Waiver. (a) The Executive, on
------------------------------------------------------
behalf of himself and his successors, assigns, heirs and any and all other persons claiming through the Executive, if any, and each of them, shall and does hereby forever relieve, release, and discharge the Company and the other Affiliated Entities and their respective predecessors, successors, assigns, owners, attorneys, representatives, affiliates, parent corporations, subsidiaries (whether or not wholly-owned), divisions, partners and their officers, directors, agents, employees, servants, executors, administrators, accountants, investigators, insurers, and any and all other related individuals and entities, if any, and each of them, in any and all capacities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts or omissions occurring before the execution of this Agreement, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively referred to as "claims"), including, but not limited to, any claims based on, arising out of, related to or connected with the subject matter of the Change of Control Agreement dated as of July 25, 1997 between the Executive and the Company (the "Change of Control Agreement"), this Agreement, the Executive's employment or the termination thereof, and any and all facts in any manner arising out of, related to or connected with the Executive's employment with, or termination of employment from, the Company and its subsidiaries and affiliates, including, but not limited to, any claims arising from rights under federal, state, and local laws prohibiting discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, ancestry, sexual orientation, or any other form of discrimination, and any common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, misrepresentation, defamation, wrongful termination, infliction of emotional distress, breach of fiduciary duty, and any other common law claim of any kind whatever.

               (b) The Executive expressly waives any and all rights under any applicable law with respect to claims that he does not know or suspect to exist in his favor at the time of executing this release, even though if known by him, such claims must have materially affected his settlement with the Company.

               (c) In addition to the release set forth above in this Section 7, the Executive hereby voluntarily and knowingly waives all rights or claims arising under the Federal Age Discrimination in Employment Act. This waiver is given only in exchange for consideration in addition to anything of value to which the Executive would have been entitled absent this Agreement. Such waiver does not waive rights or claims which may arise after the date of execution of this Agreement. The Executive acknowledges that: (i) this entire Agreement is written in a manner calculated to be understood by him; (ii) he has been advised to consult with an attorney before executing this Agreement; (iii) he was given a period of twenty-one days within which to consider this Agreement; and (iv) to the extent he executes this Agreement before the expiration of the twenty-one-day period, he does so knowingly and voluntarily and only after consulting his attorney. The Executive shall have the right to cancel and revoke this Agreement during a period of seven days following his execution of this Agreement, and this Agreement shall not become effective, and no money shall be paid hereunder, until the day after the expiration of such seven-day period (the "Revocation Date"). The seven-day period of revocation shall commence upon the date of execution of this Agreement. In order to revoke this Agreement, the Executive shall deliver to the Company, prior to the expiration of said seven-day period, a written notice of revocation. Upon such revocation, this Agreement shall be null and void and of no further force or effect.

               (d) Nothing herein shall be deemed to release the Company in respect of the Executive's rights under this Agreement.

               (e) The Company, on behalf of itself and the other Affiliated Entities, their respective successors and assigns, and any and all other persons claiming through any Affiliated Entity, and each of them, shall and does hereby forever relieve, release, and discharge the Executive and his successors, assigns, and heirs, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts or omissions occurring before the execution of this Agreement, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively referred to as "claims"), including, but not limited to, any claims based on, arising out of, related to or connected with the subject matter of the Change of Control Agreement, this Agreement, the Executive's employment or the termination thereof, and any and all facts in any manner arising out of, related to or connected with the Executive's employment with, or termination of employment from, the Company and its subsidiaries and affiliates, including, but not limited to, statutory and common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, misrepresentation, defamation, wrongful termination, infliction of emotional distress, breach of fiduciary duty, and any other common law claim of any kind whatever.

               (f) The Company expressly waives any and all rights under any applicable law with respect to claims that it does not know or suspect to exist in its favor at the time of executing this release, even though if known by it, such claims must have materially affected its settlement with the Executive.

               (g) The Company expressly releases the Executive from any noncompetition covenants or agreements with the Company.

          8.   Entire Agreement; Other Benefits.  This Agreement sets forth the
               --------------------------------
entire agreement of the Company and the Executive with respect to the subject matter hereof, and supersedes in its entirety the Change of Control Agreement, any severance plan of any of the Affiliated Entities. Without limiting the generality of the foregoing, the Executive expressly acknowledges and agrees that except as specifically set forth in this Agreement, he is not entitled to receive any severance pay, severance benefits, compensation or employee benefits of any kind whatsoever from any of the Affiliated Entities.

          9.   Successors.  This Agreement is personal to the Executive and
               ----------
without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

          10.  Amendment.  This Agreement may be amended, modified or changed
               ---------
only by a written instrument executed by the Executive and the Company.

          11.  Governing Law; Consent to Suit.  (a)  This Agreement shall be
               ------------------------------
governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

               (b) The parties hereto irrevocably consent to jurisdiction in the courts of the state of Delaware for resolution of any claim or dispute arising hereunder, and such shall be the exclusive forum for the resolution of such claim or dispute.

          12.  Notices.  All notices and other communications hereunder shall be
               -------
in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

                    If to the Executive:

                    Lloyd D. Ward
                    1281 Gulford Mexico Drive, Unit 1001
                    Longboat Key, Florida 34228

                    With a copy to:

                    J. Michael Schell
                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036

                    and

                    Regina Olshan
                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036

                    If to the Company:

                    Maytag Corporation
                    403 West 4th Street North
                    Newton, IA 50208

                         Attention:

                    With a copy to:

                    Richard D. Katcher, Esq.
                    Wachtell, Lipton, Rosen & Katz
                    51 West 52nd Street
                    New York, New York 10019

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

          13.  Tax Withholding.  Notwithstanding any other provision of this
               ---------------
Agreement, the Company may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, such minimum Federal, state and/or local taxes as shall be required to be withheld under any applicable law or regulation.

          14.  Indemnification.  The Company hereby agrees that, with respect to
               ---------------
any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") to which the Executive is a party or is threatened to be made a party by reason of his service as a director, officer or employee of the Affiliated Entities, the Executive is and shall be indemnified by the Company, including without limitation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by applicable law, the Company's by-laws and the Company's certificate of incorporation (each of such by-laws and certificate of incorporation, as in effect on the Execution Date), and shall be entitled to advancement of expenses incurred in connection with the defense of any Proceeding.

          15.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first set forth above.



                                        _________________________________
                                        Lloyd D. Ward


                                        MAYTAG CORPORATION


                                        By: ______________________________
                                            Name:
                                            Title:

                                   EXHIBIT A

                                    Options
                                    -------


----------------------------------------------------------------------------
  Item        Plan        Number       Price         Scheduled to Vest Per
                                                        Original Terms
----------------------------------------------------------------------------
   1          1992        68,300      $  21.00      All vested
----------------------------------------------------------------------------
   2          1996       150,000      $21.9375      All vested
----------------------------------------------------------------------------
   3          1996        71,940      $  19.00      All vested
----------------------------------------------------------------------------
   4          1996        42,000      $31.5625      Vest on 11/14/00
----------------------------------------------------------------------------
   5a         1996        30,000      $46.3438      Vest on 8/28/01
   5b         1996        70,000      $46.3438      Vest on 8/28/03
----------------------------------------------------------------------------
   6a         1996        40,000      $ 56.875      Vest on 11/12/00
   6b         1996        40,000      $ 56.875      Vest on 11/12/01
   6c         1996        40,000      $ 56.875      Vest on 11/12/02
   6d         1996        40,000      $ 56.875      Vest on 11/12/03
   6e         1996        40,000      $ 56.875      Vest on 11/12/04
----------------------------------------------------------------------------
   7a         1996        60,000      $  45.50      Vest on 11/12/00
   7b         1996        60,000      $  45.50      Vest on 11/12/01
   7c         1996        60,000      $  45.50      Vest on 11/12/02
   7d         1996        60,000      $  45.50      Vest on 11/12/03
   7e         1996        60,000      $  45.50      Vest on 11/12/04
----------------------------------------------------------------------------
   8          1996         3,220      $  57.25      Vest on 2/12/02
----------------------------------------------------------------------------

                  Restricted Stock and Restricted Stock Units
                  -------------------------------------------


-----------------------------------------------------------------------------
  Item   Grant Date    Threshold    Target     Maximum    Scheduled to Vest
                                                          Per Original Terms
-----------------------------------------------------------------------------
   9        1998         2,167       8,669      10,403     Vest on 12/31/00
-----------------------------------------------------------------------------
   10       1999         1,743       6,970       8,364     Vest on 12/31/01
-----------------------------------------------------------------------------


                          Performance Incentive Award
                          ---------------------------


-----------------------------------------------------------------------------
  Item   Grant Date    Threshold    Target     Maximum    Scheduled to Vest
                                                          Per Original Terms
-----------------------------------------------------------------------------
   11       2000           0       $600,000   $1,200,000   Vest on 12/31/02
-----------------------------------------------------------------------------

December 7, 2000


                      HAND DELIVERED ON DECEMBER 7, 2000
                      ----------------------------------
                          AMENDED 1/22/01 AND 1/24/01
                          ---------------------------
                          (cross-through = omissions)
                            (underline = additions)


Ms. Carole Uhrich

Dear Carole:

As you and Len Hadley have discussed, your position as Executive Vice President and President of Home Solutions is eliminated effective December 7, 2000. This letter will outline the options and benefits available to you based on your last day of employment, December 31, 2000, (the "Separation Date").

I.   You will receive the following items:

     1. A lump sum payment in the amount of $750,000, subject to normal withholding, which represents eighteen (18) months' salary, payable after December 31, 2000, per your employee agreement.

     2. A lump sum payout, less withholding, of your 2000 Incentive Compensation Plan (bonus) in February 2001, at whatever level is achieved by the Corporation and considering your target level.

     3. Vacation pay (less applicable withholding) based on accrued, but unused, vacation hours as of the Separation Date, payable after the Separation Date.

     4. The opportunity to request disbursement of all sums from the Maytag Corporation Salary Savings Plan, the Employee Stock Ownership Plan, the Employee Stock Purchase Plan, the Maytag Deferred Compensation Plan, or other similar plans as applicable under the particular plan requirements and your employee agreement. Review these Plans carefully to determine applicable deadlines. This separation does not qualify as a retirement unless you are eligible to and elect to commence payments from the Maytag Corporation Employees Retirement Plan. You have no
                                                                 -----------
          vested stock options under the Maytag Corporation Employee Stock
          ----------------------------------------------------------------
          Incentive Plan.
          ---------------

     5. The opportunity to continue health care coverage under COBRA (including medical, dental, vision, and prescription drugs, if applicable). You will receive a separate letter on your COBRA options.

     6.   A one-time pension benefit in the amount of $60,000, less withholding,
                                                      -------
          per your employment agreement, payable according to paragraph II.7.
                                                 ---------------------------

Ms. Carole Uhrich
Page 2
December 7, 2000

                          AMENDED 1/22/01 AND 1/24/01
                          ---------------------------


II. Provided you sign a Separation Agreement and Release which will be forwarded to you shortly and return it to me by February 1, 2001, and you do not revoke your decision within seven (7) days (the "Revocation Period") after our receipt of that document, you will receive the following enhanced Separation Benefits.

     1. Maytag will pay you a lump sum payment of 130% of the difference in your COBRA coverage cost and your current employee contribution for eighteen (18) months, less withholding. You may use these monies to purchase COBRA continuation coverage or not, at your option. It is your responsibility, however, to apply for COBRA, if you elect to do so, by making the necessary notifications to the Benefits Department and paying the appropriate premiums. Information will be contained in a letter you will receive from Benefits after your Separation Date about how to elect COBRA coverage.

     2. A lump sum payment of $300,000, payable in January 2001, subject to normal tax withholding, in lieu of any proration of long-term incentives and all other financial considerations.

     3. Executive Appliances - You may keep any appliances you acquired under the Executive Appliance Test Program at no charge.

     4. You will be entitled to receive the executive tax preparation service from a provider of your choice at Maytag's expense for the year 2000,
               -------------------------
          up to a maximum of $2,000. The value of this service will be considered taxable income to you.

     5. You will be entitled to receive financial planning services according to Maytag's Financial Planning Program up to a maximum of $7,000 during 2001. The value of this service will be considered taxable income to you.

     6.   Outplacement, consulting and/or attorney's services of your choice at
                        ----------------------------
          Maytag's expense, not to exceed $85,000. Maytag will pay the provider directly. You must initiate these services by March 1, 2001.

     7.   Lump sum payments will be made within ten (10) days after the seven
          -------------------------------------------------------------------
          (7) day Revocation Period expires.
          ---------------------------------

These enhanced benefits are also contingent upon a letter of resignation of all your offices and appointments, including all director positions for Maytag subsidiaries. You will continue to serve on Maytag's Corporate Board of
               ---------------------------------------------------------
Directors.
----------

Any rights under a Change of Control Agreement will cease as of your last day of active employment, December 7, 2000. By signing the Separation Agreement and Release, you agree to this provision.

Please note the enclosed copy of your signed Confidentiality and Intellectual Property Rights Agreement. This Agreement continues in effect even after your employment ends at Maytag.

Ms. Carole Uhrich
Page 3
December 7, 2000


                          AMENDED 1/22/01 AND 1/24/01
                          ---------------------------


Carole, we trust you will agree with this proposal to provide you with enhanced benefits not otherwise available. If so, please sign and return the Separation Agreement to me on or before February 1, 2001, the date on which this offer will expire if not accepted by you.

Should you have any questions, please let me know.

Sincerely,


JON:jb

Enclosures:  Confidentiality and Intellectual Property Rights Agreement
             Separation Agreement & Release (amended) with attachments
             ---------------------------------------------------------

                        SEPARATION AGREEMENT & RELEASE



MUST BE RECEIVED BY J. O. NICHOLAS, HUMAN RESOURCES DEPARTMENT, ON OR BEFORE FEBRUARY 1, 2001, by 4:30 p.m. C.S.T.


                                   TO BE COMPLETED BY J. O. Nicholas Only

                                   RECEIVED _____________________________
                                            Date          Initials

In consideration for the Separation Benefits described in Section II of the letter to me dated December 7, 2000, (amended 1/22/01) from Jon Nicholas (and
                                      ---------------
attached to this Agreement)  I, Carole Uhrich, voluntarily agree as follows:

1. I, on behalf of myself, heirs, administrators, assigns and successors, release the Parties Released (as defined in paragraph 4) from any and all liability whatsoever for all claims, demands, and causes of action of every nature affecting me, which I may have or ever claim to have arising out of my employment by Maytag Appliances, Maytag Corporation, its divisions, companies and subsidiaries (collectively referred to as the "Company") including, but not limited to my recruitment, selection, retention, payment of compensation, employee benefits or retirement, with the exception of:

          (a) My rights under the Maytag Corporation Employees Retirement Plan and Salary Savings Plan (including E.S.O.P.), which have accrued through the end of my employment with the Company; and

          (b) My rights under the Maytag Corporation Deferred Compensation Plan, according to the terms of the Plan.

          (c) Any rights to defense of or indemnification against third party claims (including third party claims such as shareholder derivative actions which are nominally treated as claims by the Company) to which I am, may or, except for this Agreement, would be entitled by law, the Company's Articles of Incorporation or any existing insurance agreement, and I agree to cooperate with the Company in the defense of any such claims.

          (d) Rights or claims that arise after the date this Separation Agreement and Release (Separation Agreement) is signed or rights that cannot be waived by law.

2. Without limiting the generality of Section 1, I release the Parties Released from all claims, demands, and causes of action which were or could have been asserted under any legal theory, statute or common law whatsoever, including, but not limited to, breach of any express or implied contract (whether intentional or otherwise); tort (whether negligent, reckless, intentional or otherwise); violation of public policy; violation of any federal, state or local law, regulation or ordinance (including, but not limited to, the Civil Rights Acts of 1866, 1870, and 1871, as amended; the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Worker Adjustment and Retraining Notification Act of 1988, as amended; the Family and Medical Leave Act of 1993, as amended; all state and local civil rights or other employment-related laws of Iowa, the state and local civil rights laws of Maytag Corporation headquarters; and any other United States federal, state or local laws.

3. Without limiting the generality of Section 1, I also release the Parties Released from all claims, demands, and causes of action which could have been asserted under the Age Discrimination in Employment Act of 1967, as amended.

4. The Parties Released are the Company; its predecessors, successors, divisions, subsidiaries, affiliates, and parent corporations; the insurers, administrators, trustees and fiduciaries of any employee benefit plan maintained by or on behalf of any of the foregoing; the officers, directors, employees and agents of any of the foregoing; and all other persons, firms and corporations.

5. I agree never to sue any of the Parties Released and I understand and agree that I am waiving my right to all relief based on any claim of any type whatsoever arising out of or related to my employment or separation from employment with the Parties Released. If any claim is made by me or someone on my behalf with a state, federal or local civil rights agency such as the EEOC, I agree to indemnify the Parties Released for any monies I (or the EEOC on my behalf) receive.

6. I further acknowledge and agree in the event that I breach any part of this Separation Agreement: (a) the Parties Released will be entitled to apply for and receive an injunction to restrain any violation; (b) I will receive no Separation Benefits; (c) I will be obligated to pay to the Parties Released its costs and expenses in enforcing this Separation Agreement and defending against such lawsuit (including court costs, expenses, and reasonable legal fees), and (d) I will be obligated upon demand to repay to the Parties Released all but $100.00 of the Separation Benefits paid to me, and the foregoing will not affect the validity of this Separation Agreement.

7. This Release extends to any claims which I may have against the Parties Released for attorney's fees, expenses and court costs (if any). I acknowledge that I am solely responsible for paying my attorney's fees, expenses and court costs (if any).

8. This Release extends to all claims which I do not know or suspect to exist in my favor and which, if known at the time of executing this Release, may have materially affected this settlement with the Parties Released.

9. I have been given a list of job titles and ages of individuals in the organizational unit who are eligible for a Separation Benefit, as well as a list of ages of individuals who were not eligible.

                              B.  CONFIDENTIALITY

As additional consideration for the benefits which I will receive in accordance with the terms and conditions of this agreement, I agree to not disclose, use, publish, or authorize anyone else to disclose, use or publish, any confidential or secret technical or non-technical business information pertaining to the Company, including any of their operations, without the express written consent of the Company.

I further agree to immediately return to Maytag Corporation, unless otherwise agreed in writing, all confidential information and documents in whatever media or form in my possession or under my control. Confidential Information includes, but is not limited to, short and long-range plans, product design and development plans, pricing and marketing strategies, promotional programs, manufacturing equipment and processes, sales and distribution networks, organization structure and personnel, and proprietary or confidential information of third parties which is protected by non-disclosure agreements between the Company or its operations and any third party.

I further agree that the terms and provisions of this Agreement are confidential, as well as the circumstances and discussion leading to this Agreement, and shall not be communicated in any manner to any person except to my spouse, attorney, tax advisor(s) or as required by court order. My spouse and tax advisor will be advised that these matters are confidential as well.

                                C.  NON-COMPETE

Because I am privy to the foregoing Confidential Information and as additional consideration for the receipt of the Separation Benefits described in the Letter, I agree to not work as an employee, contractor, consultant, or otherwise for any competing home or commercial appliance manufacturer before the end of two years from the date this agreement is signed in any capacity similar to my employment with Maytag, unless the Company consents to such work in writing, which consent will not be unreasonably withheld.

                                D.  CONCLUSION

1.   This Agreement shall be subject to the substantive laws (without regard to
     the conflicts of laws provision) of the State of Iowa.   In case any
     portion of this Agreement shall be held to be invalid or unenforceable, the same are intended to be severable, shall be construed to be severable, and any such invalidity or unenforceability shall neither defeat nor impair the remaining provisions of this Agreement.

2. I agree that neither the existence of this Separation Agreement nor anything contained in this Agreement shall constitute an admission of any liability on the part of the Parties Released; any and all such liability is expressly denied.

3. I HAVE BEEN GIVEN A PERIOD OF FORTY-FIVE (45) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT. I UNDERSTAND THAT I CAN REVOKE THIS AGREEMENT IN WRITING ANY TIME WITHIN SEVEN (7) CALENDAR DAYS OF ITS RECEIPT BY THE COMPANY'S
     HUMAN RESOURCE DEPARTMENT.   WRITTEN NOTICE OF REVOCATION MUST BE RECEIVED
     BY THE COMPANY'S HUMAN RESOURCES DEPARTMENT WITHIN THE SEVEN (7) CALENDAR DAY PERIOD. IF I DO NOT REVOKE THIS AGREEMENT IT WILL BE EFFECTIVE AFTER THE SEVEN (7) DAY PERIOD HAS EXPIRED.

4. I AGREE THAT NO REPRESENTATION OF ANY FACT OR OPINION HAS BEEN MADE BY THE PARTIES RELEASED TO INDUCE THIS AGREEMENT AND I AGREE THAT THE PARTIES RELEASED HAVE MADE NO ADMISSIONS OF LIABILITY OF ANY SORT.

5. I HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS, AND FREELY AND VOLUNTARILY SIGN IT. NO ONE HAS MADE ANY PROMISES OR REPRESENTATIONS TO ME OTHER THAN WHAT IS REFERENCED IN THIS AGREEMENT.


THIS AGREEMENT INCLUDES A RELEASE. THE COMPANY ADVISES YOU TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

                                   Signed this ______ day of _______, 2001

                                   ____________________________________
                                              Carole Uhrich




Attachment:  Letter from Jon Nicholas dated December 7, 2000 (Amended 1/22/01)
                                                              ---------------
             Attachment 1
             Letter amended 1/24/01